Exhibit 10.8

January 9, 2019

Bob Isaman

Dear Bob:

On behalf of KAMD Holdings, Inc. (the “Parent”) and Amendia, Inc. (the “Company”) (together with the Parent, “Amendia”), I am pleased to further amend and restate the terms of your service relationship with Amendia, as follows:

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Title. Effective as of January 1, 2019 (the “Effective Date”), you will continue to serve as a member of the Parent’s Board of Directors (the “Board”) on the terms and conditions set forth herein, and you hereby resign from the role of Executive Chairman of the Board, effective as of the Effective Date.

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Role. Your duties and obligations as a member of the Board shall include the customary duties, responsibilities, rights, and authority commensurate with this type of position, including fiduciary duties of loyalty and care under applicable law. You agree to perform the Services (as defined below) in accordance with the foregoing and such policies and procedures as may be applicable to members of the Board generally from time to time. The “Services” shall include, without limitation: (i) attendance (telephonically, electronically or in person, as agreed) at regular and special meetings of the Board and any other committees to which you are appointed; (ii) review of materials for such meetings; and (iii) performing any other duties for the Parent or any of its Affiliates as may be designated from time to time by the Board.

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Compensation. You will be paid at the annual rate of $50,000 for your services as a member of the Board, retroactive to the Effective Date, payable in accordance with the normal payroll practices of the Company, pro-rated for any partial month of your service (the “Fee”).

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Option Award. You will continue to hold options to purchase common stock of the Parent, which will continue to be eligible to vest in accordance with the terms of the applicable option award agreement (subject to your continued service as a member of the Board) and will continue to be governed by such agreement, the Parent’s 2016 Equity Incentive Plan, any other applicable shareholder and/or option holder agreements and other reasonable and customary restrictions and limitations generally applicable to equity held by Amendia executives or otherwise required by law.

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Termination of Service. This letter agreement and your service hereunder will end on the earliest of: (i) your resignation from your position as a member of the Board; (ii) your failure to be re-appointed to the Board in accordance with the Parent’s bylaws; or (iii) your removal from the Board, in accordance with the Parent’s bylaws. From and after the date of termination of this agreement, Amendia shall have no further obligation to provide you with any compensation whatsoever, except for the payment of any accrued but unpaid pro rata portion of Fee through the date of termination, which shall be paid within thirty (30) days of your termination or such other date as required by law.

•	Indemnification. You will be entitled to such indemnification rights as are contained in the Parent’s certificate of incorporation and bylaws, as amended from time to time.

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Status. You will be an independent contractor, and will not have an employment relationship with the Parent or any of its Affiliates within the meaning of any federal, state and local laws and regulations governing employment relationships, including workers’ compensation, industrial accident, labor and taxes. You will not be eligible for any employee benefit plans or programs offered by the Parent or any of its Affiliates (including the Company) and you will be responsible for payment of all taxes and any other legally-required payments on any sums paid to you pursuant to this letter agreement. Except as expressly authorized by the Board, you will have no right to act for, represent or otherwise bind Amendia in any manner. Your engagement with Amendia is at-will, and this agreement does not constitute a contract of service for a definite term.

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Confidential Information and Protection of Documents. You acknowledge that the Company and its Affiliates continually develop Confidential Information, and that you may have developed and may in the future develop Confidential Information for the Company or any of its Affiliates and that you have learned and will learn in the future of Confidential Information during the course of your engagement. You agree that you will comply with all policies and procedures of the Company and its Affiliates for protecting Confidential Information, and shall never disclose to any Person (except as required by applicable law or for the proper performance of your duties and responsibilities to the Company and its Affiliates), or use for your own benefit or gain, any Confidential Information obtained by you incident to your engagement or other association with the Company or any of its Affiliates. This restriction shall continue to apply after this letter agreement and your engagement hereunder terminates, regardless of the reason for such termination. All documents, records tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or any of its Affiliates, and any copies (including without limitation electronic), in whole or in part, thereof (“Documents”), whether or not prepared by you, shall be the sole and exclusive property of the Company and its Affiliates. You agree to safeguard all Documents and to return to the Company, at the time your engagement hereunder terminates, or at such earlier time or times as the Board or its designee may specify, all Documents and other property of the Company then in your possession or control. You also agree to disclose to the Company, at the time your engagement hereunder terminates, or at such earlier time or times as the Board or its designee may specify, all passwords necessary or desirable to obtain access to, or that would assist in obtaining access to, any information which you have password-protected on any computer equipment, network or system of the Company or any of its Affiliates. For the avoidance of doubt, (a) nothing contained in this letter agreement limits, restricts or in any other way affects your communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to such governmental agency or entity and (b) you will not be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed under seal in a lawsuit or other proceeding; provided, however, that notwithstanding this immunity from liability, you may be held liable if you unlawfully access trade secrets by unauthorized means.

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Other Covenants. In consideration of your continued service as a member of the Board and in exchange for other good and valuable consideration hereunder, including but not limited to your receiving access to Amendia’s Confidential Information, the sufficiency of which you hereby acknowledge, you agree that some restrictions on your activities during and after your engagement with Amendia hereunder are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Affiliates:

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During your engagement with Amendia, and for a period of six (6) months after your engagement terminates, regardless of the reason therefor (the “Restricted Period”), you shall not, directly or indirectly, whether as owner, partner, officer, director, manager, investor, consultant, agent, employee, co-venturer or otherwise, alone or in association with any other Person, engage in any activity that directly assists a Competing Business, anywhere in (i) the United States, (ii) Europe, or (iii) any other geographic area where the Company or any of its Affiliates conducts or is actively planning to conduct business during your service hereunder (collectively, the “Restricted Area”) or undertake any planning to engage in any activity that directly assists a Competing Business in the Restricted Area.

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Further, during the Restricted Period, you shall not, directly or indirectly, hire or attempt to hire any Person who is (or within the six (6) months prior to such date has been) an employee or independent contractor of the Company or any of its Affiliates, assist in such hiring by any Person, or encourage any such employee or independent contractor to terminate his or her relationship with the Company or any of its Affiliates (all of the above, excluding general solicitations not specifically directed at any such Person, provided that you are not directly involved in such solicitations in any way), nor shall you solicit or encourage any Person who is (or within the six (6) months prior to such date has been) a customer, vendor, supplier, or other business partner of the Company or any of its Affiliates, or a prospective customer, vendor, supplier, or other business partner of the Company or any of its Affiliates, including but not limited to any physician who has been solicited directly or indirectly to procure any of the Company’s or any of its Affiliates’ products, to terminate or diminish its relationship with any of them, or conduct with any Person any business or activity which such business partner or prospective business partner (a) conducts with the Company or any of its Affiliates or (b) could conduct with the Company or any of its Affiliates (other than, with respect to clause (b), any business or activity that is not directly or indirectly competitive with any business or activity conducted or under development by the Company or any of its Affiliates during your engagement hereunder or, with respect to the portion of the Restricted Period that follows termination of your engagement, during the period of six (6) months immediately preceding such termination); provided, however, that these restrictions shall apply (i) only with respect to those Persons who are or have been a business partner of the Company or any of its Affiliates at any time within the six (6)-month period immediately preceding the activity restricted by this Section or whose business has been solicited on behalf of the Company or any of its Affiliates by any of their officers, employees or agents within such six (6)-month period, other than by form letter, blanket mailing or published advertisement, and (ii) only if you have directly performed work (or has directed the performance of work) for such Person during your engagement hereunder or been introduced to, or otherwise had contact with, such Person as a result of your engagement or other association with the Company or one of its Affiliates or have had access to Confidential Information of or relating to such Person which would materially assist in your solicitation of such Person.

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You shall promptly and fully disclose all Intellectual Property to the Company. You hereby assign and agree to assign to the Company (or as otherwise directed by the Company) your full right, title and interest in and to all Intellectual Property. You agree to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company (or as otherwise directed by the Company) and to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. All copyrightable works that you create shall be considered “work made for hire” and shall, upon creation, be owned exclusively by the Company.

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Enforcement. You acknowledge that you have carefully read and considered all the terms and conditions of this letter agreement, and agree without reservation that each of the restraints contained herein is necessary for the reasonable and proper protection of the goodwill, Confidential Information and other legitimate interests of the Company and its Affiliates; that each and every one of those restraints is reasonable in respect to subject matter, length of time and geographic area; and that these restraints, individually or in the aggregate, will not prevent you from obtaining suitable employment or contracting opportunities during the period in which you are bound by these restraints. You further agree that you will never assert, or permit to be asserted on your behalf, in any forum, any contrary position. You further acknowledge that, were you to breach any of the covenants contained in this letter agreement, the damages to the Company and its Affiliates would be irreparable. You therefore agree that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by you of any of said covenants, without having to post bond, and will additionally be entitled to an award of attorneys’ fees incurred in connection with securing any relief hereunder. Further, in the event that any of the “Other Covenants” set forth in this letter agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be severed or deemed to be modified to permit its enforcement to the maximum extent permitted by law. You agree that, following the termination of your engagement, the period of restriction shall be tolled, and shall not run, during any period of time in which you are in violation of the terms of the restrictions. It is also agreed that each of the Company’s Affiliates shall have the right to enforce all of your obligations to that Affiliate under this letter agreement, including without limitation the “Other Covenants”. No breach of any provision of this letter agreement by the Company, or any other claimed breach of contract or violation of law, or change in the nature or scope of your relationship with the Company, shall operate to extinguish your obligation to comply with the “Other Covenants.”

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Conflict of Interest. During your engagement, you will not undertake any outside activity, whether or not competitive with the business of the Company or any of its Affiliates, that could reasonably give rise to a conflict of interest or otherwise interfere with any of your duties or obligations to the Company or any of its Affiliates.

•	Definitions.

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“Affiliates” means, with respect to a specified party, all Persons directly or indirectly controlling, controlled by or under common control with such specified party, where control may be by either management authority or equity interest. For the avoidance of doubt, Affiliates does not include any unrelated Kohlberg portfolio companies that are not directly or indirectly connected with the business of the Parent.

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“Competing Business” means (i) the development, manufacture, marketing and/or sale of medical implants, biologics or related products for use in spinal surgical procedures or (ii) any other spinal surgical-related business that is conducted or in active planning to be conducted by the Company or any of its Affiliates at any time during your engagement hereunder or, with respect to the portion of the Restricted Period that follows termination of engagement, at the time of such termination.

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“Confidential Information” means any and all information of the Company and its Affiliates that is not generally known at such time by others with whom the Company or any of its Affiliates competes or does business, or with whom any of them plan to compete or do business and any and all information, not publicly known, which, if disclosed by the Company or any of its Affiliates would assist in competition against any of them. Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the Company and its Affiliates, (ii) the Products, (iii) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, (iv) the identity and special needs of the customers of the Company and its Affiliates and (v) the people and organizations with whom the Company and its Affiliates have business relationships and the existence and nature of those relationships. Confidential Information also includes comparable information that the Company or any of its Affiliates has received belonging to others or which was received by the Company or any of its Affiliates with any understanding, express or implied, that it would not be disclosed.

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“Intellectual Property” means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by you (whether alone or with others, whether or not during normal business hours or on or off Company premises) during your engagement that relate to the business of the Company or any of its Affiliates or the Products or that result from any work performed by you for the Company or any of its Affiliates or that make use of Confidential Information or any of the equipment or facilities of the Company or any of its Affiliates.

•	“Person” means an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization, other than the Parent or any of its Affiliates.

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“Products” means all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Affiliates, together with all services provided or planned by the Company or any of its Affiliates, during your engagement.

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Miscellaneous. The Parent and the Company shall each be joint and severally liable for any payment obligation under this letter agreement. This agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by you and the Parent. If any portion of this letter agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this letter agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion or provision of this letter agreement shall be valid and enforceable to the fullest extent permitted by law. This is a Georgia agreement and shall be construed and enforced under and be governed in all respects by the laws of Georgia without regard to any conflict of law principles that would result in the application of the laws of any other jurisdiction. This letter sets forth the entire agreement between you and Amendia, and replaces all prior and contemporaneous communications, agreements and understandings, written or oral, with respect to the terms and conditions of your service with Amendia, including without limitation the letter agreement between you and Amendia dated as of April 20, 2017, as amended and restated by the letter agreement between you and Amendia dated as of June 2017 (the “Prior Agreement”). Notwithstanding the foregoing, this letter will not supersede any effective assignment of intellectual property to Amendia pursuant to the Prior Agreement.

[Signature page immediately follows.]

If you are in agreement with the contents of this letter, please execute both copies in the space provided below and return one copy to me, retaining the other copy for your records. If you have any questions, please do not hesitate to contact me.

Sincerely,

Name:
Title:

Accepted and agreed:

Bob Isaman	Date

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